SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report:  April 8, 1996


                            Vertex Industries, Inc.
               (Exact name of Registrant as specified in charter)


             New Jersey               0-15066                 22-2050350
         (State or other        (Commission File No.)        (IRS Employer
         jurisdiction of                                Identification Number)
          incorporation)

         23 Carol Street, Clifton                               07014
(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code: (201)777-3500




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Item 4.   Changes in Registrant's Certifying Accountant

     (a) On April 8, 1996, Registrant dismissed Sax Macy Fromm & Co., P.C. ("SMF") as its independent auditors. Such dismissal was approved by Registrant's Board of Directors. SMF's report upon Registrant consolidated financial statements for its fiscal years ended July 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During Registrant's fiscal years ended July 31, 1995 and the interim period from August 1, 1995 to the date of SMF's dismissal (the "Interim Period"): (i) there were no disagreements (of the nature contemplated by Item 304 (a) (1) (iv) of Regulation S-K ("Disagreements)) between Registrant and SMF; and (ii) there were no reportable events of the nature contemplated by Item 304
     (a) (1) (v) (A) - (D) of Regulation S-K.

     (b) On April 8, 1996, Registrant engaged Arthur Andersen LLP ("AA") as its independent auditor for Registrant's fiscal year ending July 31, 1996. During Registrant's two fiscal years ended July 31, 1995 and the Interim Period, Registrant did not consult AA with respect to any of the matters contemplated by Item 304 (a) (2) (i) - (ii) of Regulation S-K.

Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits

          (i)  Letter from Sax, Macy, Fromm & Co., P.C.



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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                            VERTEX INDUSTRIES, INC.
                                                  Registrant


                                      By      S/ Ronald C. Byer
                                                Ronald C. Byer
                                        Chief Executive Officer, President




                                      By       S/ Robert T. McLaughlin
                                               Robert T. McLaughlin
                                         Chief Financial Officer, Treasurer

April 8, 1996

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